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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 1994, which appears on page 18 of the 1993 Annual Report to Stockholders of Dreyer's Grand Ice Cream, Inc., which is incorporated by reference in Dreyer's Grand Ice Cream, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated November 10, 1994 appearing on pages 1 and 2 of the Annual Report of the Dreyer's Grand Ice Cream, Inc. Savings Plan on
Form 11-K for the year ended December 31, 1993.


 /s/ Price Waterhouse LLP
- ------------------------------
Price Waterhouse LLP

San Francisco, California
November 10, 1994